UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2005
MARSH SUPERMARKETS, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-01532	35-0918179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9800 Crosspoint Boulevard, Indianapolis, Indiana 46256-3350
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (317) 594-2100
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 9, 2005, Marsh Supermarkets, LLC, as the lead borrower (the “Lead Borrower”), Marsh Supermarkets, Inc. (the “Company”) as another borrower, all of the Company’s subsidiaries as the other borrowers party thereto (collectively and with the Lead Borrower and the Company, the “Borrowers”) and the facility guarantors from time to time party thereto (collectively with the Borrowers, the “Loan Parties”), entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto, Bank of America, N.A., as Issuing Bank, Administrative Agent and Collateral Agent for the Lenders and as Co-Lead Arranger, National City Business Credit, Inc., as Syndication Agent and Co-Lead Arranger, and LaSalle Bank National Association, as Documentation Agent. The obligations under the Credit Agreement are secured obligations of the Loan Parties.
     The Credit Agreement provides for a five-year revolving credit facility of up to $95 million, of which up to the lesser of $20 million or other amount calculated in accordance with the Credit Agreement may be used for issuances of standby or commercial letters of credit and up to $9.5 million plus the principal amount of any Permitted Overadvance (as defined in the Credit Agreement) may be used for the making of swing loans by Bank of America, N.A. At closing, the Borrowers made an initial borrowing of $50,696,166.36, which was used to repay and terminate the Company’s previous credit facility described below under Item 1.02 and to pay issuance expenses in connection with the new credit facility. The Lead Borrower may at any one time during the term of the Credit Agreement, subject to certain conditions, increase the revolving credit commitment up to a maximum aggregate revolving credit commitment of $150 million. Borrowings under the credit facility are also subject to a borrowing base composed of percentage advance rates against the Loan Parties’ Eligible Credit Card Receivables, Eligible Third Party Receivables, Eligible Inventory, Eligible Pharmacy Receivables, Eligible Pharmacy Scripts, Eligible Owned Real Estate and Eligible Fixed Assets (each as defined in the Credit Agreement).
     Revolving loans outstanding under the credit facility bear interest, at the Lead Borrower’s election, either at the prime rate (the greater of the variable annual rate of interest announced by Bank of America as its “Prime Rate”, and the federal funds effective rate plus one-half of one percent (0.50%) per annum), plus an applicable margin set forth in the Credit Agreement based on average credit extensions, or an adjusted LIBO rate (the LIBO Rate (as defined in the Credit Agreement) multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement)), plus an applicable margin set forth in the Credit Agreement based on average credit extensions. All swingline loans bear interest at the prime rate.
     The Credit Agreement provides for a commitment fee payable by the Borrowers to the lenders on the unused commitment of 0.25% per annum. There is an additional fee, calculated in accordance with the Credit Agreement, if letters of credit are outstanding under the Credit Agreement.
     The Credit Agreement contains covenants typical of agreements of this type, including covenants that restrict, among other things, the Loan Parties’ ability to incur other indebtedness, sell assets or close stores, incur liens and make certain payments, except in each case as permitted under the Credit Agreement. In addition, the Credit Agreement provides that in the event the Borrowers fail to maintain Uncapped Excess Availability (as defined in the Credit Agreement) in an amount equal to at least 10% of the Borrowing Base (as defined in the Credit

Agreement), the Loan Parties must maintain a ratio of debt outstanding under the Credit Agreement to consolidated EBITDA of at least 2.50 to 1.00, determined on a trailing 13 Fiscal Period (as defined in the Credit Agreement) basis.
     The Credit Agreement also includes customary events of default, including, without limitation, non-payment of advances when due or of interest within five business days after its due date, failure to comply with the affirmative and negative covenants, the material inaccuracy of the Loan Parties’ representations and warranties, non-payment or defaults which could result in the acceleration of other debt in the amount of $5 million or more, certain changes of control, and the failure of any liens on the collateral to be valid and perfected. If an event of default occurs, then the Lenders may: (1) terminate their commitments under the Credit Agreement; (2) declare any outstanding loans under the Credit Agreement to be due and payable; and (3) instruct the collateral agent to exercise its remedies under the security documents, including foreclosing upon the collateral.
     Concurrently with the entry into the Credit Agreement, the parties entered into various security and guaranty documents, including (i) a Security Agreement, dated as of November 9, 2005 (the “Security Agreement”), by and among the Loan Parties and Bank of America, N.A., as Collateral Agent, (ii) an Intellectual Property Security Agreement, dated as of November 9, 2005 (the “IP Security Agreement”), by and among the Company, Trademark Holdings, Inc. (a subsidiary of the Company) and Bank of America, N.A., as Collateral Agent, (iii) a Pledge Agreement, dated as of November 9, 2005 (the “Pledge Agreement”), by and among the pledgors party thereto (the Company and certain of its subsidiaries) and Bank of America, N.A., as Collateral Agent, (iv) a Guaranty, dated as of November 9, 2005 (the “Guaranty”), by each of Loan Parties in favor of the lenders, and (v) six Mortgage, Collateral Assignment of Leases and Rents and Fixture Filings, each dated as of November 9, 2005 (the “Mortgages”) between certain of the Company’s subsidiaries and Bank of America, N.A., as Collateral Agent. Pursuant to the Security Agreement, the Loan Parties granted a security interest in the following collateral to the collateral agent, for the benefit of the lenders: accounts receivable, chattel paper, commercial tort claims, deposit accounts, documents, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights, software, supporting obligations, money, policies and certificates of insurance, deposits, cash, books records, insurance proceeds and all proceeds of the foregoing. Pursuant to the IP Security Agreement, the Company and Trademark Holdings granted a security interest to the collateral agent, for the benefit of the lenders, in its copyrights, patents, trademarks and related intellectual property rights. Under the Pledge Agreement, a security interest in all of the capital stock or other equity interests in certain of the subsidiaries of the Company was pledged to the collateral agent, for the benefit of the lenders. In the Guaranty, each Borrower guaranteed the obligations under the Credit Agreement of each of the other Borrowers. Pursuant to the Mortgages, the mortgagors granted to Bank of America, N.A., as mortgagee for the lenders, a mortgage in certain real property to secure the Borrowers’ obligations under the Credit Agreement.
     The foregoing descriptions of the Credit Agreement, the Security Agreement, the IP Security Agreement, the Pledge Agreement, the Guaranty and the Mortgages do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, the Security Agreement, the IP Security Agreement, the Pledge Agreement, the Guaranty and the

form of Mortgage which are filed as Exhibit 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
     Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses. In addition, an affiliate of National City Business Credit, Inc. (the Syndication Agent and Co-Lead Arranger for the Credit Agreement) is the rights agent under the Company’s rights plan, for which it receives customary fees and expenses.
Item 1.02. Termination of a Material Definitive Agreement.
     Also on November 9, 2005, upon entering into the Credit Agreement, the Company terminated the Second Amended and Restated Credit Agreement, dated as of March 21, 2003, as amended, among the Company, Marsh Supermarkets, LLC, The Provident Bank as Agent and Arranger, and LaSalle Bank National Association as Documentation Agent (as amended, the “Prior Credit Agreement”), which had provided for a $82.5 million secured credit facility and was to mature in February 2006. The Company did not incur any early termination penalties in connection with the termination of the Prior Credit Agreement.
     The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits:

Exhibit No.	Description

4.1	Credit Agreement, dated as of November 9, 2005, among Marsh Supermarkets, LLC, Marsh Supermarkets, Inc., the other borrowers party thereto, the facility guarantors party thereto, the lenders party thereto, Bank of America, N.A., as Issuing Bank, Administrative Agent and Collateral Agent for the Lenders and as Co-Lead Arranger, National City Business Credit, Inc., as Syndication Agent and Co-Lead Arranger, and LaSalle Bank National Association as Documentation Agent

4.2	Security Agreement, dated as of November 9, 2005, by and among Marsh Supermarkets, Inc., the other grantors party thereto and Bank of America, N.A., as Collateral Agent

4.3	Intellectual Property Security Agreement, dated as of November 9, 2005, by and among Marsh Supermarkets, Inc., Trademark Holdings, Inc. and Bank of America, N.A., as Collateral Agent

4.4	Pledge Agreement, dated as of November 9, 2005, by and among Marsh Supermarkets, Inc., the other pledgors party thereto and Bank of America, N.A., as Collateral Agent

4.5	Guaranty, dated as of November 9, 2005, by Marsh Supermarkets, Inc. and the other borrowers party thereto, in favor of Bank of America, N.A., as Administrative Agent, Collateral Agent and Issuing Bank, the lenders and the other secured parties

4.6	Form of Mortgage, Collateral Assignment of Leases and Rents and Fixture Filing

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 16, 2005

MARSH SUPERMARKETS, INC.
By:	/S/ P. Lawrence Butt
	Name:	P. Lawrence Butt
	Title:	Senior Vice President, Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Credit Agreement, dated as of November 9, 2005, among Marsh Supermarkets, LLC, Marsh Supermarkets, Inc., the other borrowers party thereto, the facility guarantors party thereto, the lenders party thereto, Bank of America, N.A., as Issuing Bank, Administrative Agent and Collateral Agent for the Lenders and as Co-Lead Arranger, National City Business Credit, Inc., as Syndication Agent and Co-Lead Arranger, and LaSalle Bank National Association as Documentation Agent

4.2	Security Agreement, dated as of November 9, 2005, by and among Marsh Supermarkets, Inc., the other grantors party thereto and Bank of America, N.A., as Collateral Agent

4.3	Intellectual Property Security Agreement, dated as of November 9, 2005, by and among Marsh Supermarkets, Inc., Trademark Holdings, Inc. and Bank of America, N.A., as Collateral Agent

4.4	Pledge Agreement, dated as of November 9, 2005, by and among Marsh Supermarkets, Inc., the other pledgors party thereto and Bank of America, N.A., as Collateral Agent

4.5	Guaranty, dated as of November 9, 2005, by Marsh Supermarkets, Inc. and the other borrowers party thereto, in favor of Bank of America, N.A., as Administrative Agent, Collateral Agent and Issuing Bank, the lenders and the other secured parties

4.6	Form of Mortgage, Collateral Assignment of Leases and Rents and Fixture Filing